UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2013
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11119 North Torrey Pines Road, Suite 200
La Jolla, California 92037
(858) 550-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
In connection with the termination by Ligand Pharmaceuticals Incorporated (the “Company”) of its at-the-market sales agreement with Cantor Fitzgerald & Co. described in Item 1.02 below, on October 11, 2013, the Company entered into sales agreements with each of MLV & Co. LLC (“MLV”) and Meyers Associates (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) (“Brinson Patrick”) (collectively, the “Agreements”), pursuant to which both MLV and Brinson Patrick will act as sales agents for the Company. The Agreements create an at-the-market equity program under which the Company may, from time to time, sell shares of its common stock, par value $0.001 per share (the “Shares”), up to an aggregate offering price of $24.0 million through the sales agents. The Agreements will become effective upon the effective date of the termination of the Cantor Agreement (as defined in Item 1.02 below) which is expected to be October 21, 2013.
Upon delivery of a placement notice and subject to the terms and conditions of the Agreements, the sales agents may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with the Company’s prior written approval, the sales agents may sell the common stock by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, the sales agents will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The NASDAQ Global Market, to sell the Shares from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose).
We are not obligated to make any sales of the Shares under the Agreements. The Agreements may be terminated by the sales agents or the Company at any time upon written notice to the other party.
The Company will pay the sales agents a commission of 2.0% of the gross sales price per share sold and has agreed to provide the sales agents with customary indemnification and contribution rights.
The Agreements are filed as Exhibits 10.1 and 10.2 to this Report. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements filed herewith as exhibits to this Report.
The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreements is also filed herewith as Exhibit 5.1.
The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-177338). On October 14, 2011, the Company filed a base Prospectus and on October 16, 2013, filed a Prospectus Supplement relating to the offering of the Shares with the Securities and Exchange Commission. This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 1.02. Termination of a Material Definitive Agreement.
On October 11, 2013, the Company gave notice to Cantor Fitzgerald & Co. that it was terminating its Controlled Equity OfferingSM Sales Agreement, dated March 26, 2012 (the “Cantor Agreement”), pursuant to Section 13(b) of the Cantor Agreement. The Company elected to terminate the Cantor Agreement in order to enter into the two Sales Agreements described in Item 1.01 above on this Report. The termination of the Cantor Agreement will be effective on October 21, 2013. Sections 11, 12, 18 and 19 of the Cantor Agreement shall remain in full force an effect notwithstanding such termination.
The Cantor Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 26, 2012. The description of the Cantor Agreement does not purport to be complete and is qualified in its entirety by reference to the Cantor Agreement filed therewith as an exhibit to such Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
5.1	Opinion of Latham & Watkins LLP.
10.1	At-the-Market Issuance Sales Agreement, dated October 11, 2013, by and between Ligand Pharmaceuticals Incorporated and MLV & Co. LLC.
10.2	Sales Agreement, dated October 11, 2013, by and between Ligand Pharmaceuticals Incorporated and Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.).
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: October 16, 2013	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Vice President, General Counsel and Secretary